Exhibit 99.2

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$706,753	$52,052
Accounts receivable, net	239,681	254,271
Accounts receivable - related party	220,746	231,983
Advance to suppliers	112,684	30,232
Other receivables and prepaid expenses	15,024	2,942
Inventory, net	394,745	222,373
Total current assets	1,689,633	793,853

NON-CURRENT ASSETS
Property and equipment, net	1,809,711	2,072,984
Operating lease right-of-use assets, net	3,382	6,219
Total non-current assets	1,813,093	2,079,203

TOTAL ASSETS	$3,502,726	$2,873,056

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$200,067	$258,103
Accounts payable - related party	170,895	212,230
Accrued liabilities and other payables	1,620,489	1,842,045
Advance from customers	55,727	35,106
Interest payable	11,127	-
Government grant payable	978,647	-
Taxes payable	22,932	19,492
Operating lease liabilities - current	16,124	16,880
Due to related parties	364,243	402,397
Total current liabilities	3,440,251	2,786,253

TOTAL LIABILITIES	3,440,251	2,786,253

STOCKHOLDERS’ EQUITY
Paid-in capital	133,678	133,678
Accumulated deficit	(79,461)	(58,662)
Accumulated other comprehensive income	8,258	11,787
Total stockholders’ equity	62,475	86,803

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,502,726	$2,873,056

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Six Months Ended June 30,
	2022	2021

Revenues	$295,375	$62,391
Cost of goods sold	125,850	42,974

Gross profit	169,525	19,417

Operating expense
Selling	8,788	4,613
Research and development	45,092	15,903
General and administrative	155,205	24,640
Total operating expenses	209,085	45,156

Loss from operations	(39,560)	(25,739)

Non-operating income
Interest income	551	16
Other income	18,210	2
Total non-operating income	18,761	18

Loss before income tax	(20,799)	(25,721)

Income tax expense	-	-

Net loss	$(20,799)	$(25,721)

Other comprehensive item
Foreign currency translation	(3,529)	1,152
Comprehensive loss	$(24,328)	$(24,569)

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

			Accumulated other
	Paid in	Accumulated	comprehensive
	capital	deficit	income	Total
Balance at December 31, 2021	$133,678	$(58,662)	$11,787	$86,803
Net loss	-	(20,799)	-	(20,799)
Foreign currency translation	-	-	(3,529)	(3,529)
Balance at June 30, 2022	$133,678	$(79,461)	$8,258	$62,475

			Accumulated other
	Paid in	Accumulated	comprehensive
	capital	deficit	income	Total
Balance at December 31, 2020	$128,321	$(22,897)	$9,455	$114,879
Net loss	-	(25,721)	-	(25,721)
Foreign currency translation	-	-	1,152	1,152
Balance at June 30, 2021	$128,321	$(48,618)	$10,607	$90,310

YUNNAN RUNCANGSHENG TECHNOLOGY, INC

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,799)	$(25,721)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	168,129	12,470
Provision for allowance for doubtful accounts	71,990	-
Operating lease expense	2,686	2,816
Changes in operating assets and liabilities:
Accounts receivable	(69,641)	8,138
Accounts receivable - related party	-	(20,274)
Advance to suppliers	(86,726)	(20,149)
Other receivable and prepaid expenses	(12,448)	(49,409)
Inventory	(189,277)	(275,140)
Accounts payable	(47,059)	59,744
Accounts payable - related party	(32,094)	184,694
Accrued liabilities and other payables	(136,762)	4,850
Advance from customers	23,069	2,601
Interest payable	11,500	-
Taxes payable	4,531	(2)
Net cash used in operating activities	(312,901)	(115,382)

CASH FLOWS FROM INVESTING ACTIVITIES
Construction in progress	-	(42,550)
Purchase of equipment	-	(5,473)
Net cash used in investing activities	-	(48,023)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to / proceeds from related parties	(19,287)	164,865
Proceeds from government grant payable	1,011,421	-
Net cash provided by financing activities	992,134	164,865

Effect of exchange rate changes on cash and cash equivalents	(24,532)	32

Net increase in cash and cash equivalents	654,701	1,492

Cash and cash equivalents - beginning of period	52,052	2,773
Cash and cash equivalents - end of period	$706,753	$4,265
	-	-
Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$4,855	$-

YUNNAN RUNCANGSHENG TECHNOLOGY COMPANY LIMITED

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Yunnan Runcangsheng Technology Company Limited (the “Company” or “Runcangsheng”), was incorporated on April 17, 2020 in Kunming City, Yunnan Province in China. The Company is engaged in biotechnology research and consultation, and the manufacturing and sales of health supplement products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”). The functional currency of the Company is Chinese Renminbi (“RMB”). The accompanying financial statements are translated from RMB and presented in U.S. dollars (“USD”).

Covid - 19

On March 11, 2020, the World Health Organization announced that infections caused by the corona virus disease of 2019 (“COVID-19”) had become pandemic. The Government of China has adopted various regulations and orders, including mandatory quarantines, limits on the number of people that may gather in one location, closing non-essential businesses, and travel bans to limit the spread of the disease. Many of these measures have been relaxed due to the decrease in the prevalence of Covid-19 in China. To date, the ongoing operations of the Company have not been materially adversely affected by the measures taken to limit the spread of the disease in China.

Financial impacts related to COVID-19, including the Company’s actions and costs incurred in response to the pandemic, were not material to the Company’s financial position, results of operations or cash flows for the six months ended June 30, 2022 and 2021. The Company has implemented procedures to promote employee and customer safety. These measures will not significantly increase its operating costs.

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.

Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts, and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable mainly consist of amounts due from customers. The Company’s policy is to maintain an allowance for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2022 and December 31, 2021, allowance for doubtful accounts was $239,874 and $178,881, respectively.

Advance to Suppliers

The Company makes advance payment to certain vendors for purchase of raw material, tools and equipment for production. The advances are interest-free and unsecured. As of June 30, 2022 and December 31, 2021, the Company had advance to suppliers of $112,684 and $30,232 respectively.

Inventory

Inventories are valued at the lower of cost or net realizable value using the weighted average cost method. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down inventories to market value, if lower. The Company recorded no inventory impairment for the six months ended June 30, 2022 and 2021.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and impairment losses, if any. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives as follows:

Office equipment and furniture	1~5 years
Machinery and equipment	10 years
Leasehold improvement	5 years
Vehicle	5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, but at least annually.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of June 30, 2022 and December 31, 2021, there was no significant impairment of its long-lived assets.

Income Taxes

Income taxes are accounted for using an asset and liability method. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows Accounting Standards Codification (“ASC”) Topic 740, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740 also provides guidance on recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures.

Under ASC Topic 740, when tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statement of operations.

At June 30, 2022 and December 31, 2021, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Revenue Recognition

In accordance with ASC 606, revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Revenue from sale of goods under Topic 606 is recognized in a manner that reasonably reflects the delivery of the Company’s products and services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with customers that the Company believes is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation of the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

The Company recognizes revenue at the time the products are shipped as it satisfies its performance obligations. The Company records a receivable for the sales when it has an unconditional right to receive payment and only the passage of time is required before payment is due.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All of the Company’s products sold in China are subject to the PRC VAT of 13%. The VAT may be offset by VAT paid by the Company on inventories and products purchased in China. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products manufactured during the reporting period, mainly including direct labor, raw material and overhead costs. Reserve for inventory allowance due to lower of cost or market is also recorded in cost of goods sold.

Research and Development Costs

Research and development costs are expensed as incurred and included in general and administrative expenses. These costs primarily consist of cost of materials used, salaries paid to the Company’s development team, and fees paid to third parties. Research and development expenses for the six months ended June 30, 2022 and 2021 were $45,092 and $15,903, respectively.

Concentration of Credit Risk

The operations of the Company are in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, and by the general state of the PRC economy.

The Company has cash on hand and demand deposits in accounts maintained with state-owned banks within the PRC. Cash in state-owned banks is covered by insurance up to RMB 500,000 ($74,650) per bank. The Company has not experienced any losses in such accounts and believes they are not exposed to any risks on its cash in these bank accounts.

Leases

ASC Topic 842 "Leases,” requires recognition of leases on the balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Statement of Cash Flows

In accordance with ASC Topic 230, "Statement of Cash Flows,” cash flows from the Company’s operations are calculated based on the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and equivalents, accrued liabilities and accounts payable, approximate their fair value due to their short maturities. FASB ASC Topic 825, "Financial Instruments,” requires disclosure of the fair value of financial instruments held by the Company. The carrying amounts reported in the balance sheets for current liabilities each qualify as financial instruments and are a reasonable estimate of their fair value because of the short period of time between the origination of such instruments and their expected realization and the current market rate of interest.

Fair Value Measurements and Disclosures

ASC Topic 820, "Fair Value Measurements and Disclosures,”defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of June 30, 2022 and December 31, 2021, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The functional currency of the Company is RMB. For financial reporting purposes, RMB is translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income.” Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in the exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses FASB ASC Topic 220, "Comprehensive Income”. Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income (loss) for the six months ended June 30, 2022 and 2021 consisted of net income (loss) and foreign currency translation adjustments.

Earnings per Share

The Company is a limited Company (“LC”) formed under the laws of the PRC. Like limited liability company in the US, limited company in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed. Accordingly, earnings per share data is not presented.

Segment Reporting

ASC Topic 280, ”Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in one business and industry segment: health supplemental products manufacture and sale.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application is permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Company continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

3. OTHER RECEIVABLES AND PREPAID EXPENSES

The Company had other receivables and prepaid expenses of $15,024 and $2,942 as of June 30, 2022 and December 31, 2021, respectively, which mainly consisted of prepaid service fees.

4. ACCOUNTS RECEIVABLES, NET

Accounts receivable, net consisted of the following:

	June 30, 2022	December 31, 2021
Accounts receivable - third parties	$479,555	$433,152
Less: allowance for doubtful accounts	(239,874)	(178,881)
Accounts receivable, net	$239,681	$254,271

The following table presents the activities in the allowance for doubtful accounts for the six months ended June 30, 2022 and 2021.

	Six Months Ended June 30,
	2022	2021
Balance, beginning of period	$178,881	$-
Provision for doubtful debts	71,990	-
Effect of foreign currency translation	(10,997)	-
Balance, end of period	$239,874	$-

Provision for allowance were recognized $71,990 and $0 during the six months ended June 30, 2022 and 2021, respectively.

5. INVENTORY

Inventory consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Raw materials	$119,588	$44,399
Work in process	4,261	-
Finished goods	270,896	177,974
Total	$394,745	$222,373

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Office equipment and furniture	$23,864	$25,079
Leasehold improvement	928,890	977,644
Machinery and equipment	1,026,163	1,078,399
Vehicle	106,622	112,050
Other	4,366	3,307
Total	2,089,905	2,196,479
Less: Accumulated depreciation	(280,194)	(123,495)
Property and equipment, net	$1,809,711	$2,072,984

Depreciation expense for the six months ended June 30, 2022 and 2021 was $168,129 and $12,470, respectively.

7. CONSTRUCTION IN PROGRESS

As of June 30, 2022 and December 31, 2021, the Company had construction in progress of $0. During the year ended December 31, 2021, the Company completed the construction of the Biological Resources GMP Purification workshop, and was transferred to the Company’s fixed assets.

8. TAXES PAYABLE

Taxes payable mainly consisted of VAT and corporate income tax payable of $22,932 and $19,492 as of June 30, 2022 and December 31, 2021.

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Accrued payroll	$9,681	$18,245
Payable for construction and improvement	1,447,960	1,642,570
Payable for equipment purchase	162,473	180,857
Other	375	373
Total	$1,620,489	$1,842,045

The payable for construction and improvement was mainly for the payment of workshop construction and biological resources purification workshop project. Total construction costs for workshop construction were $1.75 million. All construction has been completed in 2021.

10. GOVERNMENT GRANT PAYABLE

On December 1, 2021, the Company and Luquan Yizu Miaozu Autonomous County People’s Government (“the People’s Government”) entered into a cooperation agreement for a cooperation term of 10 years. According to the agreement, the People’s Government will contribute RMB 8,000,000 ($1,194,400) as a one-time payment to the Company for supporting the Company on deep processing of Chinese herbs in exchange for the Company’s proportionate equity interest. The Company can retain the contributed amount at the end of the cooperation term if it passes the performance assessment by People’s Government; otherwise, the Company should return the full proceeds they received plus 20% penalty. As of June 30, 2022, the Company received $978,647 from the People’s Government, and recorded as government grant payable. Based on management’s assessment, the Company does not expect to receive the remaining funds, and determined that they will return the $978,647 to the People Government.

11. LEASE

The Company leases its office under an operating lease arrangement with a related party, with the lease term of 3 years from March 1, 2020 through February 28, 2023. The monthly rent is RMB 3,000 ($464), payable every six month in advance.

Balance sheet information related to the Company’s leases is presented below:

	June 30, 2022	December 31, 2021
Operating Leases
Operating lease right-of-use assets	$3,382	$6,219

Operating lease liabilities - current	$16,124	$16,880

The following provides details of the Company’s lease expenses:

	Six Months Ended June 30,
	2022	2021
Operating lease expenses	$2,686	$2,816

Other information related to leases is presented below:

	Six Months Ended June 30,
	2022	2021
Cash Paid For Amounts Included In Measurement of Liabilities:
Operating cash flows from operating leases	$-	$-

Weighted Average Remaining Lease Term:
Operating leases	0.67 years	1.67 years

Weighted Average Discount Rate:
Operating leases	4.75%	4.75%

Maturities of lease liabilities were as follows:

For the year ending December 31,
2022	$16,124
Less: imputed interest	-
Total lease liabilities	$16,124

12. RELATED PARTY TRANSACTIONS

Accounts receivable - related party

As of June 30, 2022 and December 31, 2021, the Company had accounts receivable from related party in the amount of $220,746 and $231,983, respectively, which was from sales of products to Yunnan Shengshengyuan Technology Co., Ltd. (“Shengshengyuan”), the 95% shareholder of the Company. During the six months ended June 30, 2022 and 2021, the Company had sales of $0 and $17,942 to Shengshengyuan, respectively.

Accounts payable- related party

As of June 30, 2022 and December 31, 2021, the Company had accounts payable to related party in the amount of $170,895 and $212,230, respectively, which was from purchase of raw materials from Luquan Shengcaofeng Biotechnology Co., Ltd. (“Shengcaofeng”), an entity controlled by the ultimate major shareholder of the Company. During the six months ended June 30, 2022 and 2021, the Company made purchase of $0 and $199,776 from Shengcaofeng, respectively.

Due to related parties

	June 30, 2022	December 31, 2021
Yunnan Shengshengyuan Technology Inc (95% shareholder of the Company)	$52,255	$61,191
Huiliang Jiao (ultimate major shareholder of the Company)	299,596	325,516
Xiaoyan Zhou (spouse of the ultimate major shareholder)	12,392	15,690
Total	$364,243	$402,397

Due to related parties represented the advance from the related parties for the Company’s operating needs. Due to related parties were unsecured, bear no interest and payable upon demand.

Consulting Fee

During the six months ended June 30, 2022 and 2021, the Company paid consulting fee of $3,879 and $0 to Shengshengyuan, respectively.

13. INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC and various local tax laws. Effective January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises).

The following table reconciles the PRC statutory rate to the Company’s effective tax rate for six months ended June 30, 2022 and 2021:

	2022	2021
Income tax (benefit) at PRC statutory rate	(25.0)%	(25.0)%
Change in valuation allowance	25.0%	25.0%
Effective income tax rate	-%	-%

14. STATUTORY RESERVES

Pursuant to the PRC corporate law, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. During the six months ended June 30, 2022 and 2021, the Company made $0 to its statutory reserve fund.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income, as determined under PRC accounting rules and regulations. The Company did not make any contribution to this fund during the six months ended June 30, 2022 and 2021.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

15. OPERATING CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation to affect the remittance.

The Company is, from time to time, involved in litigation incidental to the conduct of its business regarding merchandise sold, employment matters, and litigation regarding intellectual property rights.

The Company believes that current pending litigation will not have a material adverse effect on its financial position, results of operations or cash flows.

16. CONCENTRATIONS

Customers

During the six months ended June 30, 2022, the Company had two major customers that accounted for over 10% of its total revenue.

Customer	Net sales for the six months ended June 30, 2022	% of total revenue	Accounts receivable as of June 30, 2022
A	$84,793	29%	$80,982
B	60,497	20%	130,485

During the six months ended June 30, 2021, the Company had three major customers that accounted for over 10% of its total revenue.

Customer	Net sales for the six months ended June 30, 2021	% of total revenue	Accounts receivable as of June 30, 2021
C	$20,522	33%	$-
D*	17,942	29%	20,314
E	13,348	21%	-

* The Company had sales to and accounts receivable due from Shengshengyuan, a related party (see Note 12).

Suppliers

During the six months ended June 30, 2022, the Company had three major suppliers that accounted for over 10% of its total purchase.

Supplier	Net purchase for the six months ended June 30, 2022	% of total purchase	Accounts payable as of June 30, 2022
F	$74,467	33%	$115,450
G	69,659	31%	-
H	27,821	12%	1,860

During the six months ended June 30, 2021, the Company had two major suppliers that accounted for over 10% of its total purchase.

Supplier	Net purchase for the six months ended June 30, 2021	% of total purchase	Accounts payable as of June 30, 2021
I*	$199,777	68%	185,052
J	54,488	19%	54,594

* The Company had purchase from and accounts payable to Shengcaofeng, a related party (see Note 12).

17. SUBSEQUENT EVENTS

On July 19, 2022, Hong Kong Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc. (“Aixin Life”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Yunnan Shengshengyuan Technology Co., Ltd and Yun Chen (collectively “the Sellers”), who own 95% and 5% equity interest of Runcangsheng, respectively.

Under the terms of the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity interest of Runcangsheng for an aggregate purchase price of RMB 45,082,600 or US$6.68 million based on an exchange rate of RMB / US$ 6.75 yuan per dollar on July 19, 2022. In addition to transferring their respective equity interest in Runcangsheng by the Sellers, both Sellers agree to forgive any loans Runcangsheng due to them.

If the audited net worth of the Company as of December 31, 2021 is less than 97% of the initial net worth (net worth prior to the audit that were used to determine the equity transfer price), then the above purchase price shall be reduced by an amount equal to the initial net worth minus the audited net worth.

Management has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of June 30, 2022 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”